Exhibit 99.2

Bridger Acquisition Overview June 1, 2015 Conference Call Details Time: 11:00am Eastern Dial-In (Toll Free): (800) 374-0690 Dial-In (International): (253) 236-3482 Passcode: 58838962

Forward Looking Statements 0 / 0 /130 The following information contains, or may be deemed to contain, forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The future results of the partnership may vary from the results expressed in, or implied by, the following information, possibly to a material degree. The partnership assumes no obligation to update the information contained herein. For a discussion of some of the important factors that could cause the partnership’s results to differ from those expressed in, or implied by, the following information, as well as a discussion of certain other risks, uncertainties and factors, please see the sections “Item 1. Business - Risk Factors” in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2014.

Transaction Overview

Summary	▪ Ferrellgas has agreed to acquire Bridger Logistics, LLC ("Bridger") from Riverstone Holdings LLC and current Bridger management. ▪ Bridger is a fast-growing crude logistics provider with a strategic portfolio of midstream assets connecting crude production in prolific unconventional resource plays to downstream markets. ▪ Transaction represents platform midstream acquisition for Ferrellgas, allowing for significant growth going forward.
Financial Terms	▪ Purchase price of $837.5 million. – Consideration consists of $562.5 million of cash and $275 million of FGP units to be issued to sellers. – Cash component of purchase price is expected to be funded with a mix of proceeds from capital markets transactions, as well as borrowings under Ferrellgas' revolving credit facility. ▪ Bridger projected NTM EBITDA of $100 million results in transaction multiple of ~8.4x. ▪ The transaction is expected to be immediately accretive to DCF per LP unit. Ferrellgas board has approved an annualized distribution increase of $0.05 per LP unit, effective after closing of transaction. ▪ Pro forma credit profile remains within FGP's target leverage range.
Other Details	▪ Majority of primarily fee-based EBITDA is derived from long-term contracts. ▪ Core executive management team and all Bridger Logistics personnel will join Ferrellgas. ▪ Bridger will operate as a standalone division of Ferrellgas. ▪ Customary closing conditions, including clearance of Hart-Scott-Rodino. ▪ Transaction is expected to close within 30 days.

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Acquisition Represents Milestone In FGP Diversification Initiative Jan 2014 May 2014 Sep 2014 June 2015 FGP announced diversification strategy Acquisition of Bridger provides Ferrellgas with a crude-focused portfolio of strategic midstream assets, diversifying Ferrellgas’ existing asset base and creating a platform from which to execute long-term midstream growth initiatives. FGP announced acquisition of Sable Environmental and established Midstream segment FGP added sixth SWD facility to Sable platform FGP announced acquisition of two additional SWD facilities from C&E Production FGP announced acquisition of Bridger

Comprehensive portfolio of midstream assets provides broad exposure to liquid hydrocarbon transportation across most major unconventional plays in the U.S. Scale provided by acquisition gives FGP an existing, diverse footprint in high-growth regions such as the Bakken, Permian and Eagle Ford from which to further develop midstream platform. Significant contractual relationships include crude-hauling acreage dedication with largest producer in the Permian, long-term take-or-pay transportation agreement with an East Coast refinery and a long-term terminalling agreement with a super major. Bridger Acquisition Highlights Platform Midstream Acquisition High Quality Asset Base In Liquids Rich Basins Proven Management Team Highly-Contracted, Fee-Based Cash Flow Dramatic Improvement To FGP Growth Profile Newbuild, high-quality asset base includes over 610 specialized tractor-trailers, 19 pipeline injection terminals, approximately 38 MBbls/d of capacity on multiple crude pipelines, 1,394 newly-built rail cars and rail loading and unloading terminals and barge capacity to transport a minimum of 65 MBbls/d. Strategic network of assets connects crude production in prolific basins to downstream customers. Ability to provide turn-key takeaway capacity from the wellhead to the refinery-gate differentiates Bridger from most competitors. With over 80 years of collective midstream experience, Bridger’s management team has a demonstrated history of executing a high-growth, multi-basin business plan. Extensive customer base includes relationships with some of the industry’s largest names. Substantially all of Bridger’s EBITDA is fee-based. Approximately 60% of NTM EBITDA is expected to be supported by long-term take-or-pay agreements. Transaction is expected to be immediately accretive to DCF per LP unit. Ferrellgas board has approved an annualized distribution increase of $0.05 per LP unit after closing of transaction.

Acquisition Creates Comprehensive Crude Logistics Footprint Major U.S. Shale Plays States with Bridger Operations Legend Bridger Asset Map 63 Trucks 9 Pipeline Terminals 72.0 MBbls/d Terminal Capacity 48.5 MBbls/d Rail Loading Capacity 514.4 MBbls Storage Capacity Bakken 80.0 MBbls/d Rail Unloading Capacity 200.0 MBbls Storage Capacity 118.0 MBbls Barge Capacity East Coast 610 Trucks 19 Pipeline Terminals 246.0 MBbls/d Terminal Capacity 38.0 MBbls/d Pipeline Capacity 128.5 MBbls/d Rail Transloading Capacity 1,044.8 MBbls Storage Capacity 1,394 Railcars 118.0 MBbls Barge Capacity Total Existing Assets 23 Trucks Eagle Ford Shale 371 Trucks 4 Pipeline Terminals 32.0 MBbls/d Terminal Capacity 11.6 MBbls Storage Capacity Permian Basin 56 Trucks 4 Pipeline Terminals 126.0 MBbls/d Terminal Capacity 38.0 MBbls/d Pipeline Capacity 301.0 MBbls Storage Capacity 97 Trucks 2 Pipeline Terminals 16.0 MBbls/d Terminal Capacity 17.8 MBbls Storage Capacity Rockies Gulf Coast

Strategic Portfolio Of Assets Connecting Crude Oil To End Markets

Bridger Crude Oil Value Chain



Wellhead
Crude Oil Truck
Rail Loading Terminal
Rail Car
Rail Unloading Terminal
Barge
Refinery
Pipeline Loading Terminal
Crude Oil Pipeline
Bridger Owned/Leased Assets

Trucks

- One of the largest for-hire crude oil carriers in the U.S.
- Over 610 specialized tractor-trailer units.
- Presence in most major crude producing regions across the U.S.

Pipeline Terminals

- 19 strategically located terminals.
- Typical station has ~8 MBbls/d of capacity.
- 90 MBbls/d terminal connected to pipeline and rail with fee-based, take-or-pay with super major.

Pipeline

- Five-year, fee-based logistics management agreement to transport crude on Pony Express.
- Owned 24 mile pipeline in Wyoming with 18 MBbls/d of throughput capacity.

Rail

- 1,394 newbuild rail cars used to supply Bakken crude oil to East Coast refinery under long-term, take-or-pay agreement.
- Rail terminal loading capacity at Berthold, New Town and Van Hook, ND.
- Agreement for exclusive use of unloading capacity at rail facility in Eddystone, PA.

Maritime

- 118 MBbls capacity Jones Act vessel secured through Q3 2017.
- Used to connect rail unloading facility with East Coast refinery.

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Select Contractual Relationships With Key Counterparties Underscore Bridger Value Proposition

	1 Rail	2 Trucking	3 Terminals
Customer	East Coast Refinery	Large Cap E&P	Super Major
Contract	Long-Term Take-or-Pay	Acreage Dedication	Long-Term Take-or-Pay
Details	▪ Agreement to transport 65 MBbls/d of Bakken crude to major East Coast Refinery. ▪ Integrated rail loading capacity at Berthold, New Town and Van Hook, ND. ▪ Contract utilizes 1,394 newbuild railcars. ▪ Right to exclusive use of rail and maritime facility in Eddystone, PA, with 80 MBbls/d of unloading capacity.	▪ Area of Mutual Interest covers ~86,000 square miles across the Permian Basin in West Texas and New Mexico. ▪ Customer is largest oil producer in the Permian Basin. ▪ Bridger has right of first call on moving customer's barrels by truck in Permian Basin.	▪ Bridger-owned terminal constructed for Super Major with existing truck, rail and pipeline connectivity. ▪ Terminal facility has 90 MBbls/d of throughput capacity and 225 MBbls of storage capacity. ▪ Located in the Rockies.

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Acquisition Provides Highly-Contracted, Diverse Cash Flow Estimated NTM EBITDA By Contract Type Estimated NTM EBITDA By Business Line Bridger’s business generates a diverse stream of substantially all fee-based cash flow with trucking, rail, terminal, pipeline and maritime operations contributing meaningfully to EBITDA. EBITDA has strong contractual support. Evergreen / Month - to - Month 25% Acreage Dedication 15% Take - or - Pay 60% Trucking 30% Terminals, Pipeline & Maritime 20% Rail 50%

Key Takeaways Diversification Of Business Experienced, High-Quality Bridger Management Team Several Identified Growth Opportunities Midstream Platform / Increased Scale Expanded Midstream Customer Base Redefined FGP Story Increased Distributions For Unit Holders 1 2 3 4 5 6 7